Exhibit 16.2

March 9, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Royal Dutch Shell Dividend Access Trust included under Item 16F of Royal Dutch Shell plc’s Form 20-F, which we understand will be filed with the Securities and Exchange Commission on March 10, 2016. In respect of the Royal Dutch Shell Dividend Access Trust, we agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

PricewaterhouseCoopers CI LLP